UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2022

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01. OTHER EVENTS.

On May 19, 2022, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing two changes to the Company’s non-transferable subscription rights offering of units that began on May 4, 2022 (the “Offering”). First, the Offering has been extended until May 26, 2022, at 5:00 p.m., Eastern Time. The term “Expiration Date” in the prospectus supplement, filed on May 4, 2022, relating to the Offering now refers to May 26, 2022. Second, in the same press release, the Company announced a revision to the subscription price per unit in the Offering. The definition of Alternate Price in the Offering has been amended so that the final subscription price per unit will be equal to the lesser of (i) $3.72 and (ii) the volume weighted average price of the Company’s common stock for the five trading day period through and including May 23, 2022, the original expiration date of the rights offering.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pulse Biosciences, Inc. dated May 19, 2022 announcing changes to its rights offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, and Treasurer (Principal Financial and Accounting Officer)

Date: May 19, 2022